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                                                                 EXHIBIT 99.10
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                                 SUTHERLAND, ASBILL & BRENNAN
                                  1270 AVENUE OF THE AMERICAS
 999 PEACHTREE STREET N.E.       NEW YORK, NEW YORK 10020-1700       1275 PENNSYLVANIA AVENUE N.W.
ATLANTA, GEORGIA 30309-3996           TEL: (212) 332-3000              WASHINGTON D.C 20004-3404
     (404) 853-8000                   FAX: (212) 757-3247                   (202) 383-0100
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                                                  January 21, 1994
W.P. Stewart & Co. Growth Fund, Inc.
527 Madison Avenue
New York, New York  10022

Dear Sirs:

     This opinion is furnished in connection with the registration by W.P. Stewart & Co. Growth Fund, Inc., a Maryland corporation (the "Company"), of shares of common stock, par value $0.001 per share (the "Shares"), under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 33-71142), as amended (the "Registration Statement").

     As counsel for the Company, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Amended Articles of Incorporation of the Company, the By-Laws of the Company and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable (except as otherwise provided in the Registration Statement) shares of common stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                        Very truly yours,


                                        /S/ SUTHERLAND, ASBILL & BRENNAN